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                            EXHIBIT 4
                            ---------
         SECOND AMENDMENT DATED AS OF SEPTEMBER 30, 2005
          TO CREDIT AGREEMENT DATED AS OF MAY 16, 2003

          This Amendment ("Amendment") is entered into as of September 30, 2005, among DeVry Inc., a Delaware corporation ("DeVry"), Global Education International, Inc., a Barbados corporation ("GEI" and together with DeVry a "Borrower" and collectively the "Borrowers"), the lenders party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                      W I T N E S S E T H:
                      --------------------
          WHEREAS, the Borrowers, the Lenders and Bank of America, N.A., as Administration Agent, Swing Line Lender and L/C Issuer are parties to that certain Credit Agreement, dated as of May 16, 2003 as amended (the "Credit Agreement") (terms defined in the Credit Agreement shall have the same respective meanings when used herein);

          WHEREAS, the Borrowers have requested that the Lenders agree to amend the Credit Agreement so as to (i) change the definition of "Consolidated EBITDA", and (ii) change the net worth covenant, all as more fully hereinafter set forth; and

          WHEREAS,  the Lenders are willing to amend  the  Credit
Agreement on the terms and conditions contained herein;

          NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which is hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

                            ARTICLE I
                           AMENDMENTS
                           ----------
          The Credit Agreement is hereby amended as follows:

          1.1 Section 1.1 of the Credit Agreement is amended so that the definition of "Consolidated EBITDA" shall read in its entirety as follows:

               "Consolidated EBITDA" means, for any period, for DeVry and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus

               (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes based on or measured by income used or included in the determination of such Consolidated Net Income,
          (iii) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, (iv) all non-cash expenses incurred for the

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          issuance of employee stock options and other stock
          based compensation in accordance with Financial Accounting Standards Board Statement No. 123 (revised
          2004), and (v) all non-cash and nonrecurring charges, minus

               (b) to the extent included in such Consolidated
          Net Income, all nonrecurring and extraordinary gains for such period.

          1.2 Section 7.15(a) of the Credit Agreement is amended to read in its entirety as follows:

               (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (a) $375,000,000, (b) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after March 31, 2004 (with no deduction for a net loss in any such fiscal quarter), plus (c) an amount equal to 100 % of the aggregate increases in Shareholders' Equity of DeVry and its Subsidiaries after the date hereof by reason of the issuance and sale of capital stock or other equity interests of DeVry or any Subsidiary (other than issuances to DeVry or a wholly-owned Subsidiary), including upon any conversion of debt securities of DeVry into such capital stock or other equity interests, less (d) the aggregate net adjustment, as of June 30, 2005, to Consolidated Net Worth arising from the adjustments to retained earnings and additional paid in capital as a result of the adoption of Financial Accounting Standards Board Statement No. 123 (revised 2004).

                           ARTICLE II
                 REPRESENTATIONS AND WARRANTIES
                 ------------------------------
          Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

          2.1 Each Loan Party is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization.

        2.2 The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(a) contravene the terms of any of such Person's Organization
Documents; (b) conflict with or result in any breach or contravention of (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

        2.3 No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental
Authority or any other Person not previously obtained or made is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment.

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        2.4  This Amendment has been duly executed and delivered by each
Loan Party that is party to the Credit Agreement. This Amendment constitutes a legal, valid and binding obligation of each Loan
Party, enforceable against each Loan Party, that is party hereto in accordance with its terms, except as such enforceability may be limited by (i) applicable Debtor Relief Laws and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        2.5 The representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct as of the date hereof as though made on the date hereof and as though applied to the Credit Agreement as amended by this Amendment
(except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.5, the representations and warranties contained in Section 5.5(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.1 (a) and (b) of the Credit Agreement).

        2.6 No Default or Event of Default has occurred and is continuing.

                           ARTICLE III
                             GENERAL
                             -------
          3.1 This Amendment shall become effective as of the date hereof, subject, however, to the receipt by the Administrative Agent of counterparts of this Amendment, executed by the Borrowers, the other Loan Parties whose signatures are provided for hereinbelow, and the Required Lenders.

        3.2 As amended or modified by this Amendment, the Loan Documents shall remain in full force and effect. References to the Credit
Agreement in any of the Loan Documents shall be deemed to include a reference to the Credit Agreement as amended or modified hereby, whether or not reference is made to this Amendment.
Section headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

        3.3 This Amendment may be executed in any number of counterparts (each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument).

        3.4 Each of the Borrowers agrees to pay to or reimburse the Administrative Agent, upon demand, for all costs and expenses incurred (including legal expenses) in connection with the development, preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents.

        3.5 All obligations of the Borrowers and rights of the Administrative Agent and the Lenders, that are expressed herein, shall be in addition to and not in limitation to those provided by applicable law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or

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invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

        3.6 Each of the Borrowers acknowledges and agrees that the execution and delivery by the Administrative Agent and the Lenders of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lenders to forbear or execute similar amendments under the same or similar circumstances in the future.

        3.7 This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

        3.8 This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This
Amendment supercedes all prior drafts and communications with respect hereto. This Amendment may not be amended except in accordance with the provisions of Section 11.1 of the Credit
Agreement.
                    [Signature Page Follows]

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        IN   WITNESS   WHEREOF,  the  parties  hereto  have  caused   the
execution and delivery hereof by their respective representatives as of the date hereof.

                                DEVRY INC.

                                By:____________________________
                                Name:__________________________
                                Title:_________________________

                                GLOBAL EDUCATION INTERNATIONAL,
                                INC.

                                By:____________________________
                                Name:__________________________
                                Title:_________________________

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                         ACKNOWLEDGEMENT

The undersigned hereby acknowledges and agrees to the foregoing
Amendment and confirms that its Loan Documents remain in full force and effect and are hereby reaffirmed.

                              Pledgors
                              --------
                              DeVry University, Inc.
                              Dominica Management, Inc.
                              Ross University Services, Inc.
                              International Education Holdings,
                              Inc.
                              Ross University Management, Inc.

                              By:__________________________________
                                Title:_____________________________

                              U.S. Guarantors
                              ---------------
                              DeVry Educational Products, Inc.
                              DeVry Leasing Corporation
                              DeVry/Becker Educational
                              Development Corp.
                              DeVry Educational Development
                              Corp.
                              DeVry Florida LLC
                              DeVry Canada LLC
                              Ross University Services, Inc.
                              DeVry University, Inc.
                              Becker CPA Review Corp.
                              International Education Holdings,
                              Inc.
                              Dominica Management, Inc.
                              DeVry/New York, Inc.

                              By:__________________________________
                                Title:_____________________________

                              Offshore Guarantors
                              -------------------
                              Ross University Management, Inc.
                              Ross University School of Medicine
                                School of Veterinary Medicine
                                Limited
                              Ross University School of Medicine
                              School of Veterinary Medicine (St.
                              Kitts) Limited

                              By:__________________________________
                                Title:_____________________________